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                                                                    EXHIBIT 23.5
                                                                    ------------


                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC

     We hereby consent to the inclusion of our opinion dated February 3, 1998 in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement (No. 333-_______) on Form S-4 of Primus Telecommunications Group, Incorporated. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              THE ROBINSON-HUMPHREY COMPANY, LLC


Atlanta, Georgia
May 4, 1998